HealthEquity reports year-end sales metrics
HSA Members up 50%, AUM up 56%, cash AUM up 58% year-over-year
Draper, Utah – February 8, 2016 – HealthEquity, Inc. (NASDAQ: HQY), one of the nation's largest HSA custodians, today announced HSA Member, AUM and Network Partner growth as of its fiscal year ended January 31, 2016.
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of January 31, 2016 was 2.1 million, an increase of 50%, from 1.4 million as of January 31, 2015. Total assets under management ("AUM") as of January 31, 2016 was $3.7 billion, an increase of 56% from $2.4 billion a year earlier.
Jon Kessler, CEO of HealthEquity, commented, “HealthEquity experienced strong sales results throughout fiscal 2016 culminating in a very strong fourth quarter. Our proprietary platform, unique ecosystem and commitment to remarkable service set HealthEquity apart from competitors." Overall, HealthEquity saw more than three-quarters of a million new HSAs opened in fiscal 2016, reflecting record sales performance, strong secular growth in HSAs, and a successful transition of the Bancorp Bank's HSA portfolio.”
HealthEquity also significantly expanded its health plan and large employer network partnerships during fiscal 2016. It had 513 Network Partners as of January 31, 2016, up from 340 a year earlier. "Growth in the number of our network partnerships shows the diversity in our customer base, as well as future growth prospects," said Kessler.
The year end results reported today do not reflect the impact of the transition of M&T Bank's HSA portfolio, announced during the three months ended January 31, 2016. The transition of the M&T portfolio will occur in March 2016.
HSA Members (unaudited)

	January 31, 2016	January 31, 2015	January 31, 2014	% Change from prior year
HSA Members	2,140,631	1,426,785	967,710	50%	47%
Average HSA Members - Year-to-date	1,600,327	1,087,962	747,182	47%	46%
Average HSA Members - Quarter-to-date	1,850,843	1,230,256	837,666	50%	47%
HSAs with investments	44,680	30,552	19,432	46%	57%
Assets under management (unaudited)

(in thousands, except percentages)	January 31, 2016	January 31, 2015	January 31, 2014	% Change from prior year
Cash AUM	$3,278,628	$2,075,741	$1,442,336	58%	44%
Investment AUM	405,878	286,526	182,614	42%	57%
Total AUM	$3,684,506	$2,362,267	$1,624,950	56%	45%
Average daily cash AUM - Year-to-date	$2,326,506	$1,553,845	$1,137,825	50%	37%
Average daily cash AUM - Quarter-to-date	$2,682,827	$1,698,402	$1,223,589	58%	39%
Network partners (unaudited)

	January 31, 2016	January 31, 2015	January 31, 2014	% Change from prior year
Health plan partners	80	70	57	14%	23%
Employer partners (1)	433	270	140	60%	93%
Total network partners	513	340	197	51%	73%
(1) Employer partners is defined as employer customers with more than 1,000 employees.

Conference call

HealthEquity management will host a conference call at 8:30 am (Eastern Time) on Monday, February 8, 2016. The conference call will be accessible by dialing 888-437-9362, or 719-325-2214 for international callers, and referencing conference ID 4852635. A live webcast of the conference call will also be available on the investor relations section of the company's website at www.HealthEquity.com.
An audio replay will be available following the conclusion of the call through June 8, 2016. The replay can be accessed by dialing 888-203-1112 in the U.S., or 719-457-0820 for international callers. The passcode for the replay is: 4852635.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.